                                                                  EXHIBIT 4.9

                 THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (4) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                 EACH HOLDER OF THIS NOTE, AS A RESULT OF PURCHASING SUCH NOTE, AGREES THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF ALL OF BROADWAY RECEIVABLES, INC.'S OBLIGATIONS IN RESPECT OF THE BLUE HAWK CREDIT FACILITY, THE 7.55% SUBORDINATED CREDIT CARD NOTES, CLASS A, DUE 1999 AND THE 11% SUBORDINATED CREDIT CARD NOTES, CLASS B, DUE 1999, SUCH HOLDER WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, BROADWAY RECEIVABLES, INC. ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES, OR ANY STATE OF THE UNITED STATES.
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                           BROADWAY RECEIVABLES, INC.

                      7.55% SUBORDINATED CREDIT CARD NOTE,
                               CLASS A, DUE 1999

No. A-1
                                                                     $38,000,000

                                                               CUSIP 111568 AA 9

                 Broadway Receivables, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THIRTY EIGHT MILLION DOLLARS on October 15, 1999 (the "Stated Maturity Date"), and to pay interest on the outstanding principal amount of this Note on October 15, 1994, and the fifteenth day of each calendar month thereafter or, if such fifteenth day is not a business day, the next succeeding business day, until the principal hereof is paid or made available for payment (each a "Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note, at the rate of 7.55% per annum (computed on the basis of a 360-day year of twelve 30-day months). In the event that the Issuer fails to redeem this Note on or prior to October 8, 1996, the interest rate on this Note will increase by 200 basis points to the rate of 9.55% per annum (the amount of such increase, the "Step-Up Interest Amount"). Step-Up Interest Amounts will accrue monthly and will be payable on a subordinated basis as provided in the Security Agreement. Such principal of and interest on this Note shall be paid in the manner specified herein.

                 The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 7.55% Subordinated Credit Card Notes, Class A, Due 1999 (the "Class A Notes"), issued under an Indenture dated as of September 1, 1994 (the "Indenture") between the Issuer and Bankers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby





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made for a statement of the respective rights thereunder of the Issuer, the
Trustee and the Holders of the Notes. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture, as so supplemented or amended.

                 The principal of this Note shall be payable on the Stated Maturity Date hereof unless payable earlier because (x) an Event of Default shall have occurred and be continuing, the Senior Blue Hawk Obligations shall have been paid in full and the Trustee or the Holders of Notes representing not less than 66-2/3% of the Aggregate Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in accordance with Section
7.02 of the Indenture, (y) the Issuer shall have called for the redemption of the Notes pursuant to Section 11.01 of the Indenture or (z) the Notes shall have become subject to mandatory redemption as provided in Section 11.04 of the Indenture. All principal payments on the Class A Notes shall be made pro rata to the Noteholders of such Class entitled thereto except as otherwise provided in the Indenture.

                 As provided in the Indenture, the Class A Notes are equally and ratably secured by the Collateral pledged as security therefor. The Class A Notes are subordinated in right of payment to certain obligations of the Issuer under the Blue Hawk Credit Facility and certain other indebtedness of the Issuer to the extent and in the manner provided in the Security Agreement.

                 Payments of interest on this Note due and payable on each Payment Date shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the last day of the month preceding the Payment Date (the "Regular Record Date"), except that with respect to Notes registered on the Regular Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Regular Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the





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principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.
If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Issuer will notify the Person who was the registered Holder hereof as of the Regular Record Date preceding such Payment Date by notice mailed no later than five days prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal corporate trust office or at the office of the Trustee's agent appointed for such purposes located in The City of New York.

                 Any portion of any payment of principal or interest which was due but was not paid or duly provided for on a Payment Date shall forthwith cease to be payable to the Person who was the registered Holder of this Note on the applicable Regular Record Date and shall be paid in whole or in part, when and to the extent funds are available for such payment, in accordance with the terms of the Indenture, to the Person in whose name this Note (or one or more Predecessor Notes) is then registered.

                 As provided in the Indenture, the Notes may be redeemed, in whole or in part, at the option of the Issuer on any Payment Date on or after October 15, 1994 and on October 8, 1996, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, (ii) accrued and unpaid interest thereon, and (iii) in the case of any redemption occurring prior to October 8, 1996, the Make-Whole Premium.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("Stamp") or such other "signature guar-





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antee program" as may be determined by the Trustee in addition to, or in substitution for, Stamp, and such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denomination and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Aggregate Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing 66-2/3% of the Aggregate Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.





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                 The Notes are issuable only in registered form in
denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 This Note and the Indenture shall be construed in accordance with, and governed by, the substantive laws of the State of New York applicable to agreements made and to be performed therein.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                 This Note is a limited recourse obligation of the Issuer payable solely out of the Collateral and the proceeds thereof. To the extent that the Collateral allocable to the holders of the Notes under the Security Agreement is for any reason insufficient to provide for the payment of amounts owing to the holders of the Notes, no holder of this Note shall have any recourse to the Issuer or to any other Person for the amount of such insufficiency nor shall any such holder have a Claim against the Issuer for the amount of any such insufficiency.

                 Unless the certificate of authentication hereon has been executed by an authorized officer of the Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to herein, or be valid or obligatory for any purpose.





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

                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its duly authorized officer.

Dated: September 13, 1994         BROADWAY RECEIVABLES, INC.



                                                   By___________________________
                                                     Name:
                                                     Title:


                 This is one of the Notes designated above and referred to in the within-mentioned Indenture.

BANKERS TRUST COMPANY,
  as Trustee



By:_________________________
     Authorized Signatory





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                 FOR VALUE RECEIVED, ____________________ hereby sells,
assigns, and transfers unto ____________________

                                            Please insert Social Security or
                                            other identifying number of
                                            assignee:_______________

the within Note of Broadway Receivables, Inc. standing in the name(s) of the undersigned in the Note Register of the Issuer and does hereby irrevocably constitute and appoint _______________ Attorney to transfer such Note in such Note Register, with full power of substitution in the premises.


Dated:_______________________                           _______________________
                                                        [Signature]


                                                        _______________________
                                                        [Signature]

         Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Note in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, Stamp. Notarized or witnessed signatures are not acceptable as guaranteed signatures.


Signature Guarantee:


_________________________
  Name of Institution


_________________________
  Authorized Officer





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